Consent of Independent Certified Public Accountants
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          The Board of Directors
          Cumberland Technologies, Inc.


          We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cumberland Technologies, Inc. of our report dated March 24, 1998, with respect to the consolidated financial statements and schedules of Cumberland Technologies, Inc. included in its Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP

          February 1, 1999
          Tampa, Florida